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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 6, 2003, except as to Note 16 for which the date is July 8, 2003, relating to the financial statements, which appears in MedicalCV, Inc.'s Annual Report on Form 10-KSB for the year ended April 30, 2003.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
August 29, 2003

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  EXHIBIT 23.2